Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 22, 2024, ConocoPhillips, a Delaware corporation (“ConocoPhillips”), completed its previously announced acquisition of Marathon Oil Corporation, a Delaware corporation (“Marathon Oil”). The acquisition was completed by way of the merger of Puma Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Marathon Oil (the “merger”), with Marathon Oil as the surviving corporation in the merger, pursuant to that certain Agreement and Plan of Merger, dated as of May 28, 2024 (the “Merger Agreement”), among ConocoPhillips, Merger Sub and Marathon Oil. As a result of the merger, each share of common stock of Marathon Oil outstanding immediately prior to the effective time of the merger (other than certain excluded shares) was converted into the right to receive 0.255 shares of common stock of ConocoPhillips and cash in lieu of fractional shares, as applicable (the “merger consideration”). Additionally, as a result of the merger, each outstanding equity award of Marathon Oil was treated in accordance with the terms of the Merger Agreement.

The following unaudited pro forma condensed combined financial information (the “pro forma financial statements”) combines the historical consolidated financial position and results of operations of ConocoPhillips and the historical consolidated financial position and results of operations of Marathon Oil after giving effect to the merger as further described in Note 1 — Description of the Transactions and Basis of Presentation and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Combined Financial Statements” below. The pro forma financial statements have been prepared to give effect to the following (collectively, the “Transactions”):

•	Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) where the assets acquired and liabilities assumed of Marathon Oil will be recorded by ConocoPhillips at their respective fair values as of the closing date;

•	Preliminary adjustments to conform the financial statement presentation of Marathon Oil to those of ConocoPhillips; and

•	Adjustments to reflect estimated post-combination impacts, including transaction costs of the merger.

The following pro forma financial statements and related notes are based on and should be read in conjunction with:

•	The historical audited consolidated financial statements of ConocoPhillips and the related notes included in ConocoPhillips’ Annual Report on Form 10-K as of and for the year ended December 31, 2023;

•	The historical audited consolidated financial statements of Marathon Oil and the related notes included in Marathon Oil’s Annual Report on Form 10-K as of and for the year ended December 31, 2023;

•	The historical unaudited interim consolidated financial statements of ConocoPhillips and the related notes included in ConocoPhillips’ Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024; and

•	The historical unaudited interim consolidated financial statements of Marathon Oil and the related notes included in Marathon Oil’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2024.

The unaudited pro forma combined balance sheet as of September 30, 2024, gives pro forma effect to the Transactions as if they had occurred on September 30, 2024. The unaudited pro forma combined income statements for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give pro forma effect to the Transactions as if they had occurred on January 1, 2023.

The pro forma financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future. The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the pro forma financial statements. While the pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the merger, management’s estimates of certain cost savings to be realized following closing of the merger are illustrated in Note 6 to the pro forma financial statements. Further, there may be certain additional charges related to integration activities resulting from the merger, the timing, nature and amount of which management cannot identify as of the date of this Form 8-K, or the dates of the pro forma financial statements, as applicable, and thus, such charges are not reflected in the pro forma financial statements. See also the section entitled “Risk Factors” beginning on page 26 of the proxy statement/prospectus relating to the merger dated July 29, 2024, filed by ConocoPhillips with the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2024.

The pro forma financial statements have been prepared using the acquisition method of accounting pursuant to the provisions of ASC 805, whereby ConocoPhillips is considered the accounting acquirer. The merger consideration will be allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the close date, and any excess value of the merger consideration over the acquired net assets will be recognized as goodwill, if applicable. The assets acquired and liabilities assumed of Marathon Oil have been measured based on various preliminary estimates using assumptions that ConocoPhillips believes are reasonable, based on information that is currently available. Due to the pro forma financial statements being prepared based on preliminary estimates of the net assets acquired and balances as of September 30, 2024, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Accordingly, actual adjustments may differ from the amounts reflected in the pro forma financial statements and the differences may be material.

As of the date of this filing, the valuation of the identifiable assets acquired and liabilities assumed remains ongoing and adjustments may be made. ConocoPhillips expects to complete the final purchase price allocation during the 12-month period subsequent to the close date.

Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2024
(in millions)

	ConocoPhillips Historical	Marathon Oil Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$5,221	$134	$-		$(450)	4(a)	$4,905
Short-term investments	1,571	-	-		-		1,571
Accounts and notes receivable, net	4,791	-	1,102	2(a)	-		5,893
Accounts and notes receivable—related parties	24	-	34	2(a)	-		58
Receivables, net	-	1,136	(1,136)	2(a)	-		-
Inventories	1,496	166	-		-		1,662
Prepaid expenses and other current assets	881	-	48	2(b)	-		929
Other current assets	-	48	(48)	2(b)	-		-
Total Current Assets	13,984	1,484	-		(450)		15,018
Equity method investments	-	432	(432)	2(c)	-		-
Investments and long-term receivables	9,192	-	432	2(c)	-		9,624
Net properties, plants and equipment	70,725	17,220	19	2(d)	7,208	4(b)	95,172
Other assets	2,798	286	(19)	2(d)	-		3,065
Total Assets	$96,699	$19,422	$-		$6,758		$122,879

Liabilities
Accounts payable	$5,161	$1,390	$(15)	2(e)	$-		$6,536
Accounts payable—related parties	29	-	15	2(e)	-		44
Commercial paper	-	180	(180)	2(f)	-		-
Short-term debt	1,314	-	187	2(d)(f)	(187)	4(c)	1,314
Accrued income and other taxes	2,473	-	179	2(g)	(424)	4(d)	2,228
Employee benefit obligations	627	-	-		-		627
Payroll and benefits payable	-	96	(96)	2(h)	-		-
Accrued taxes	-	179	(179)	2(g)	-		-
Other current liabilities	-	321	(321)	2(d)(i)	-		-
Other accruals	1,161	-	410	2(h)(i)	463	4(e)	2,034
Total Current Liabilities	10,765	2,166	-		(148)		12,783
Long-term debt	16,990	4,573	12	2(d)	240	4(c)	21,815
Asset retirement obligations and accrued environmental costs	7,337	-	341	2(j)	-		7,678
Asset retirement obligations	-	341	(341)	2(j)	-		-
Deferred income taxes	8,986	603	-		1,949	4(f)	11,538
Defined benefit postretirement plan obligations	-	86	(86)	2(k)	-		-
Employee benefit obligations	945	-	86	2(k)	-		1,031
Other liabilities and deferred credits	1,795	218	(12)	2(d)	83	4(g)	2,084
Total Liabilities	46,818	7,987	-		2,124		56,929

Equity
Preferred stock		-	-		-		-
Common stock
Issued		937	-		(937)	4(h)	-
Par value	21	-	-		1	4(h)	22
Capital in excess of par	61,430	-	7,151	2(l)	8,938	4(h)	77,519
Treasury stock	(69,184)	-	(9,432)	2(m)	9,432	4(h)	(69,184)
Held in treasury, at cost	-	(9,432)	9,432	2(m)	-		-
Additional paid-in capital	-	7,151	(7,151)	2(l)	-		-
Accumulated other comprehensive income (loss)	(5,845)	68	-		(68)	4(h)	(5,845)
Retained earnings	63,459	12,711	-		(12,732)	4(h)	63,438
Total Equity	49,881	11,435	-		4,634		65,950
Total Liabilities and Equity	$96,699	$19,422	$-		$6,758		$122,879

See the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Unaudited Pro Forma Combined Income Statement
For the Nine Months Ended September 30, 2024
(in millions, except for per share amounts)

	ConocoPhillips Historical	Marathon Oil Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues and Other Income
Sales and other operating revenues	$40,509	$-	$4,931	2(n)(o)	$-		$45,440
Revenues from contracts with customers	-	4,945	(4,945)	2(n)	-		-
Gain (loss) on dispositions	86	10	-		-		96
Equity in earnings of affiliates	1,265	104	-		-		1,369
Net gain (loss) on commodity derivatives	-	(14)	14	2(o)	-		-
Other income	356	4	-		-		360
Total Revenues and Other Income	42,216	5,049	-		-		47,265
Costs and Expenses
Purchased commodities	14,939	-	-		-		14,939
Production and operating expenses	6,440	-	1,208	2(p)(q)	-		7,648
Production	-	660	(660)	2(p)	-		-
Selling, general and administrative expenses	528	-	273	2(r)	-		801
Shipping, handling and other operating, including related party	-	548	(548)	2(q)	-		-
Exploration expenses	284	30	-		-		314
Depreciation, depletion and amortization	6,935	1,728	-		(257)	5(a)	8,406
Impairments	34	1	-		-		35
Taxes other than income taxes	1,567	298	-		-		1,865
General and administrative	-	273	(273)	2(r)	-		-
Accretion on discounted liabilities	240	-	-		-		240
Interest and debt expense	592	-	226	2(s)	(16)	5(c)	802
Foreign currency transaction (gain) loss	(37)	-	-		-		(37)
Other expenses	(8)	-	(8)	2(t)	-		(16)
Total Costs and Expenses	31,514	3,538	218		(273)		34,997
Income (loss) from operations	10,702	1,511	(218)		273		12,268
Net interest and other	-	226	(226)	2(s)	-		-
Other net periodic benefit credits	-	(8)	8	2(t)	-		-
Income (loss) before income taxes	10,702	1,293	-		273		12,268
Income tax provision (benefit)	3,763	360	-		68	5(d)	4,191
Net Income (Loss)	$6,939	$933	$-		$205		$8,077

Net Income (Loss) Per Share of Common Stock
Basic	$5.92					5(f)	$6.14
Diluted	$5.91					5(f)	$6.13
Weighted-Average Common Shares Outstanding (in thousands)
Basic	1,169,350				143,041	5(f)	1,312,391
Diluted	1,171,424				143,041	5(f)	1,314,465

See the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

Unaudited Pro Forma Combined Income Statement
For the Year Ended December 31, 2023
(in millions, except for per share amounts)

	ConocoPhillips Historical	Marathon Oil Historical	Reclassification Adjustments	Notes	Acquisition Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues and Other Income
Sales and other operating revenues	$56,141	$-	$6,449	2(n)(o)	$-		$62,590
Revenues from contracts with customers	-	6,407	(6,407)	2(n)	-		-
Gain (loss) on dispositions	228	17	-		-		245
Equity in earnings of affiliates	1,720	185	-	-	-		1,905
Net gain (loss) on commodity derivatives	-	42	(42)	2(o)	-		-
Other income	485	46	8	2(s)(t)	-		539
Total Revenues and Other Income	58,574	6,697	8		-		65,279
Costs and Expenses
Purchased commodities	21,975	-	-		-		21,975
Production and operating expenses	7,693	-	1,517	2(p)(q)	-		9,210
Production	-	828	(828)	2(p)	-		-
Selling, general and administrative expenses	705	-	297	2(r)	445	5(b)	1,447
Shipping, handling and other operating, including related party	-	689	(689)	2(q)	-		-
Exploration expenses	398	59	-		-		457
Depreciation, depletion and amortization	8,270	2,211	-		(231)	5(a)	10,250
Impairments	14	2	-		-		16
Taxes other than income taxes	2,074	363	-		-		2,437
General and administrative	-	297	(297)	2(r)	-		-
Accretion on discounted liabilities	283	-	-		-		283
Interest and debt expense	780	-	343	2(s)	(21)	5(c)	1,102
Foreign currency transaction (gain) loss	92	-	-		-		92
Other expenses	2	-	2	2(t)(s)	-		4
Total Costs and Expenses	42,286	4,449	345		193		47,273
Income (loss) from operations	16,288	2,248	(337)		(193)		18,006
Net interest and other	-	352	(352)	2(s)	-		-
Other net periodic benefit credits	-	(15)	15	2(t)	-		-
Income (loss) before income taxes	16,288	1,911	-		(193)		18,006
Income tax provision (benefit)	5,331	357	-		(458)	5(e)	5,230
Net Income (Loss)	$10,957	$1,554	$-		$265		$12,776

Net Income (Loss) Per Share of Common Stock
Basic	$9.08					5(f)	$9.47
Diluted	$9.06					5(f)	$9.45
Weighted-Average Common Shares Outstanding (in thousands)
Basic	1,202,757				143,041	5(f)	1,345,798
Diluted	1,205,675				143,041	5(f)	1,348,716

See the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Description of the Transactions and Basis of Presentation

Acquisition of Marathon Oil

On November 22, 2024, ConocoPhillips completed its previously announced acquisition of Marathon Oil. The acquisition was completed by way of the merger of Merger Sub, with and into Marathon Oil, with Marathon Oil as the surviving corporation in the merger, pursuant to the Merger Agreement. As a result of the merger, each share of common stock of Marathon Oil outstanding immediately prior to the effective time of the merger (other than certain excluded shares) was converted into the right to receive 0.255 shares of common stock of ConocoPhillips and cash in lieu of fractional shares, as applicable. Additionally, as a result of the merger, each outstanding equity award of Marathon Oil was treated in accordance with the terms of the Merger Agreement.

Basis of Presentation

The accompanying pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in these notes to the pro forma financial statements.

The unaudited pro forma combined balance sheet as of September 30, 2024, combines the historical consolidated balance sheets of ConocoPhillips and Marathon Oil, giving effect to the Transactions as if they had occurred on September 30, 2024. The unaudited pro forma combined income statements for the nine months ended September 30, 2024, and for the year ended December 31, 2023, combines the historical consolidated income statements of ConocoPhillips and Marathon Oil, giving effect to the Transactions as if they had occurred on January 1, 2023.

The pro forma financial statements and explanatory notes have been prepared to illustrate the effects of the merger of ConocoPhillips and Marathon Oil under the acquisition method of accounting whereby ConocoPhillips is considered the accounting acquirer. The pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position of the combined company. The results of operations of the combined company will be reported prospectively after closing following completion of the merger. Under the acquisition method of accounting, the assets and liabilities of Marathon Oil, as of closing, will be recorded by ConocoPhillips at their estimated fair values and any excess of the merger consideration over the fair value of Marathon Oil’s net assets will be allocated to goodwill, if applicable. The pro forma allocation of the merger consideration reflected in the pro forma financial statements is subject to adjustment and may vary materially from the actual allocation that will be recorded as of the close date.

The pro forma financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the merger. Management’s estimates of certain cost savings to be realized following closing of the merger are illustrated in Note 6 to the pro forma financial statements.

Note 2. Significant Accounting Policies and Reclassification Adjustments

During the preparation of the pro forma financial statements, ConocoPhillips performed a preliminary analysis of Marathon Oil’s historical financial information to identify differences in accounting policies and financial statement presentation as compared to those of ConocoPhillips. Accordingly, certain reclassification adjustments have been made to conform Marathon Oil’s historical financial statements to presentation used by ConocoPhillips in the preparation of the pro forma financial statements.

The following reclassification adjustments were made to conform the presentation of Marathon Oil’s historical consolidated balance sheet as of September 30, 2024, to ConocoPhillips’ presentation:

(a)	Represents a reclassification of “Receivables, net” to “Accounts and notes receivable, net” and “Accounts and notes receivable — related parties”.

(b)	Represents a reclassification of “Other current assets” to “Prepaid expenses and other current assets”.

(c)	Represents a reclassification of “Equity method investments” to “Investments and long-term receivables”

(d)	Represents a reclassification of finance lease balances and related right-of-use assets from “Other assets” to “Net properties, plants and equipment”, from “Other current liabilities” to “Short-term debt” and from “Other liabilities and deferred credits” to “Long-term debt”.

(e)	Represents a reclassification of “Accounts payable” to “Accounts payable — related parties”.

(f)	Represents a reclassification of “Commercial paper” to “Short-term debt”.

(g)	Represents a reclassification of “Accrued taxes” to “Accrued income and other taxes”.

(h)	Represents a reclassification of “Payroll and benefits payable” to “Other accruals”.

(i)	Represents a reclassification of “Other current liabilities” to “Other accruals”.

(j)	Represents a reclassification of “Asset retirement obligations” to “Asset retirement obligations and accrued environmental costs”.

(k)	Represents a reclassification of “Defined benefit postretirement plan obligations” to “Employee benefit obligations”.

(l)	Represents a reclassification of “Additional paid-in capital” to “Capital in excess of par”.

(m)	Represents a reclassification of “Held in treasury, at cost” to “Treasury stock”.

The following reclassification adjustments were made to conform the presentation of Marathon Oil’s historical consolidated income statements for the nine months ended September 30, 2024, and for the year ended December 31, 2023, to ConocoPhillips’ presentation:

(n)	Represents a reclassification of revenue amounts from “Revenues from contracts with customers” to “Sales and other operating revenues”.

(o)	Represents a reclassification of results from commodity derivatives from “Net gain (loss) on commodity derivatives” to “Sales and other operating revenues”.

(p)	Represents a reclassification of production expenses from “Production” to “Production and operating expenses”.

(q)	Represents a reclassification of shipping, handling and other operating expenses from “Shipping, handling and other operating, including related party” to “Production and operating expenses”.

(r)	Represents a reclassification of general and administrative expenses from “General and administrative” to “Selling, general and administrative expenses”.

(s)	Represents a reclassification of interest, other expenses and other income from “Net interest and other” to “Interest and debt expense”, “Other expenses” and “Other income”.

(t)	Represents a reclassification of pension activity from “Other net periodic benefit credits” to “Other expenses”.

Note 3. Preliminary Purchase Price Allocation

Preliminary Merger Consideration

The total preliminary merger consideration is calculated as follows:

(Amounts in millions)	As of September 30, 2024
Preliminary estimated fair value of ConocoPhillips common stock issued (1)	$16,028
Other cash consideration (2)	450
Other merger consideration attributable to Marathon Oil stock-based awards	52
Obligation to cash settle shares underlying certain Marathon Oil stock-based awards	28
Total preliminary merger consideration	$16,558

(1)	Represents the estimated fair value of approximately 143 million shares of ConocoPhillips common stock issued to Marathon Oil stockholders pursuant to the Merger Agreement. This estimate is based on the number of eligible shares of Marathon Oil common stock at a 0.255 Exchange Ratio and ConocoPhillips’ closing stock price on November 21, 2024, which was the last full day of trading prior to the close date. ConocoPhillips’ stock price on the day of the merger completion, November 22, 2024, did not significantly change from the price reflected in the preliminary merger consideration.

(2)	Other cash consideration represents funds contributed to Marathon Oil for repayment of Marathon Oil’s estimated Commercial Paper liabilities as of the closing date.

Preliminary Purchase Price Allocation

The preliminary merger consideration as shown in the table above is allocated to the identifiable assets acquired and liabilities assumed of Marathon Oil based on their preliminary estimated fair values. The fair value assessments are preliminary and are based on available information and certain assumptions, which ConocoPhillips believes are reasonable. The following table sets forth a preliminary allocation of the preliminary merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Marathon Oil using Marathon Oil’s balance sheet as of September 30, 2024, adjusted for reclassifications and presentational alignment to that of ConocoPhillips’ historical financial information:

(Amounts in millions)	As of September 30, 2024
Assets
Cash and cash equivalents	$134
Accounts and notes receivable, net	1,102
Accounts and notes receivable—related parties	34
Inventories	166
Prepaid expenses and other current assets	48
Investments and long-term receivables	432
Net properties, plants and equipment	24,447
Other assets	267
Total assets acquired	$26,630
Liabilities
Accounts payable	$1,375
Accounts payable—related parties	15
Accrued income and other taxes	179
Other accruals	410
Long-term debt	4,825
Asset retirement obligations and accrued environmental costs	341
Deferred income taxes	2,552
Employee benefit obligations	86
Other liabilities and deferred credits	289
Total liabilities assumed	$10,072
Net assets acquired	$16,558

Note 4. Adjustments to the Unaudited Pro Forma Combined Balance Sheet

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma combined balance sheet as of September 30, 2024, as follows:

(a)	Represents an adjustment of $450 million to reflect cash portion of the consideration transferred.

(b)	Represents an adjustment of $7,208 million to the carrying value of Marathon Oil’s acquired properties, plants and equipment (PP&E) from their recorded net book values to their preliminary estimated fair values.

(c)	Represents an adjustment of $187 million to “Short-term debt” to reflect expected balance of cancelled commercial paper and short-term portion of cancelled finance lease as of the close date and $240 million related to “Long-term debt” to reflect the preliminary estimated fair value of long-term debt and long-term portion of cancelled finance lease.

(d)	Reflects a transaction adjustment of $424 million decrease associated with the utilization of foreign tax credit carryforwards.

(e)	Represents an adjustment to “Other accruals” to record estimated post-combination expenses (including transaction costs) of $435 million and merger consideration related accrual to cash settle shares underlying certain Marathon Oil stock-based awards of $28 million.

(f)	Reflects a purchase price adjustment of $1,949 million increase to “Deferred income taxes” based on the blended federal and state statutory rates of approximately 23.5% for the United States and a blended rate of approximately 25.9% for Equatorial Guinea, multiplied by the fair value adjustments related to the assets acquired and liabilities assumed plus a valuation allowance recorded on Marathon Oil’s foreign tax credits.

(g)	Reflects a purchase price adjustment of $83 million increase associated with an increased reserve on research and development credits.

(h)	The following table summarized the transaction accounting adjustments impacting the historical equity balances of Marathon Oil:

(Amounts in millions)	Elimination of Marathon Oil's Historical Equity	Merger Consideration	Transaction Adjustments	Total Transaction Accounting Adjustments
Preferred stock
Common stock
Issued	$(937)	$-	$-	$(937)
Par value	-	1	-	1
Capital in excess of par	(7,151)	16,079	10	8,938
Treasury stock	9,432	-	-	9,432
Accumulated other comprehensive income (loss)	(68)	-	-	(68)
Retained earnings	(12,711)	-	(21)	(12,732)
Pro forma net adjustment to equity	$(11,435)	$16,080	$(11)	$4,634

Elimination of Marathon Oil’s Historical Equity:   Represents the elimination of Marathon Oil’s historical equity balances as of September 30, 2024.

Merger Consideration:   Represents the fair value of ConocoPhillips common stock issued and other merger consideration attributable to Marathon Oil stock-based awards. Does not include amount related to awards described in Note 4(e), which will be settled in cash after closing, nor cash consideration described in Note 4(a).

Transaction Adjustments:  Adjustments to retained earnings reflect $445 million of post-combination expenses (including transaction costs) (see below Note 5(b)) and $424 million of post-combination tax benefit (see above Note 4(d)). Adjustment to capital in excess of par reflects post-combination accounting adjustment related to accelerated vesting of certain equity awards.

Note 5. Adjustments to the Unaudited Pro Forma Combined Income Statements

Transaction accounting adjustments include the following adjustments related to the unaudited pro forma combined income statements for the nine months ended September 30, 2024, and for the year ended December 31, 2023, as follows:

(a)	Represents an adjustment to reflect a decrease in “Depreciation, depletion and amortization” expense of $257 million and $231 million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively. This adjustment was calculated in accordance with the successful efforts method of accounting for oil and gas properties, which were based on the preliminary purchase price allocation of the estimated fair value of the net properties, plants and equipment.

(b)	Represents $445 million of estimated post-combination expense expected to be incurred by ConocoPhillips in connection with the Transactions (exclusive of amounts incurred in the Historical Nine Months Ended September 30, 2024 Statement of Income for ConocoPhillips) and primarily consists of estimated transaction costs of $30 million fees to be paid to financial, legal and accounting advisors, and filing fees and $415 million of severance, retention and related compensation expenses, including post-combination accounting adjustment related to accelerated vesting of certain equity awards. These costs are non-recurring, are not expected to have a continuing impact on the combined company’s operating results in future periods, and are expected to be incurred within 12 months from the closing date.

(c)	Represents an adjustment to decrease “Interest and debt expense”, to amortize Marathon Oil’s debt fair value adjustment by $16 million and $21 million for the nine months ended September 30, 2024, and the year ended December 31, 2023, respectively.

(d)	Reflects tax effect of the adjustments above at the blended federal and state statutory rates of approximately 23.5% for the United States and a blended rate of approximately 25.9% for Equatorial Guinea, and a $6 million expense adjustment for the impact of the merger on foreign tax credit for the nine months ended September 30, 2024.

(e)	Reflects tax effect of the adjustments above at the blended federal and state statutory rates of approximately 23.5% for the United States and blended rate of approximately 25.9% for Equatorial Guinea, and a $15 million expense adjustment for the impact of the merger on foreign tax credit. Additionally, as the result of the acquisition, ConocoPhillips has determined that it will be able to utilize approximately $424 million of foreign tax credits previously offset with a full valuation allowance. Accordingly, an estimated $424 million non-recurring deferred tax benefit adjustment has been made related to the reduction in the valuation allowance for the year ended December 31, 2023.

(f)	The unaudited pro forma combined basic and diluted earnings per share calculations are based on the weighted average basic and diluted shares of ConocoPhillips. The following table summarizes the computation of the unaudited pro forma basic and diluted net income per share:

(Amounts in millions and share counts in thousands)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Numerator
Pro forma net income (loss)	$8,077	$12,776
Less: Dividends and undistributed earnings allocated to participating securities	(21)	(35)
Basic and diluted pro forma net income (loss) available to ConocoPhillips common stockholders	$8,056	$12,741
Denominator
Basic:
Historical basic weighted average ConocoPhillips shares outstanding	1,169,350	1,202,757
Shares of ConocoPhillips common stock issued	143,041	143,041
Pro forma basic weighted average ConocoPhillips shares outstanding	1,312,391	1,345,798
Pro forma basic net income (loss) per share	$6.14	$9.47
Diluted:
Historical diluted weighted average ConocoPhillips shares outstanding	1,171,424	1,205,675
Shares of ConocoPhillips common stock issued	143,041	143,041
Pro forma diluted weighted average ConocoPhillips shares outstanding	1,314,465	1,348,716
Pro forma diluted net income (loss) per share	$6.13	$9.45

Note 6. Management Adjustments to the Unaudited Pro Forma Combined Income Statements

Management expects that, the post-acquisition company will realize certain cost and capital synergies of over $1 billion on a run rate basis in the twelve months following the close as compared to the historical combined costs of ConocoPhillips and Marathon Oil operating independently. Such synergies, which result from the elimination of duplicate costs and the manner in which the post-acquisition company will be integrated and managed prospectively, are expected to be realized within the first year and continuing into future periods. Management’s adjustments are based on estimated synergies as a result of the integration of personnel and related reduction in payroll and other costs of the combined company and are not reflected in the pro forma income statements.

Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these synergies, or other adverse effects that ConocoPhillips does not currently foresee. Further, there may be additional charges incurred in achieving these synergies, such as additional severance and benefit costs, for which management cannot determine the nature and amount as of the date of this Form 8-K, and thus, such charges are not reflected in the pro forma income statements. These adjustments reflect all Management’s Adjustments that are, in the opinion of management, necessary to fairly state the pro forma financial information presented. Future results may vary significantly from the pro forma financial information presented because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 26 of the proxy statement/prospectus relating to the merger dated July 29, 2024, filed by ConocoPhillips with the SEC on July 29, 2024.

Had the merger been completed as of January 1, 2023, management estimates that the following production and operating expenses and selling, general and administrative expenses would not have been incurred, on a pre-tax basis:

•	For the nine months ended September 30, 2024, $113 million related to lower production and operating expenses and $188 million related to reduced selling, general and administrative expenses.

•	For the year ended December 31, 2023, $150 million related to lower production and operating expenses and $250 million related to reduced selling, general and administrative expenses.

The tax effect on the above adjustments has been calculated based on the blended federal and state statutory rates of approximately 23.5% for the United States and a blended rate of approximately 25.9% for Equatorial Guinea.

These annual synergies primarily relate to optimizing overlapping costs and consolidating field operations, and do not reflect the expected impact of annual capital savings related to capital optimization and improved efficiencies.

The following tables present the estimated effects on the pro forma combined income statements from elimination of the identified expenses:

Management’s Adjustments

	For the Nine Months Ended September 30, 2024
(Millions of Dollars, Except Per Share Amounts)	Combined Pro Forma Total	Management Adjustments	As Adjusted
Production and operating expenses	$7,648	$(113)	$7,535
Selling, general and administrative expenses	801	(188)	613
Income (loss) before income taxes	12,268	301	12,569
Net income (loss)	8,077	230	8,307
Per common share
Basic	$6.14	$0.17	$6.31
Diluted	$6.13	$0.17	$6.30

	For the Year Ended December 31, 2023
(Millions of Dollars, Except Per Share Amounts)	Combined Pro Forma Total	Management Adjustments	As Adjusted
Production and operating expenses	$9,210	$(150)	$9,060
Selling, general and administrative expenses	1,447	(250)	1,197
Income (loss) before income taxes	18,006	400	18,406
Net income (loss)	12,776	306	13,082
Per common share
Basic	$9.47	$0.22	$9.69
Diluted	$9.45	$0.22	$9.67

Note 7. Supplemental Pro Forma Oil and Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023.

The following estimated pro forma oil and gas reserves information is not necessarily indicative of the results that might have occurred had the merger been completed on January 1, 2023, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 26 of the proxy statement/prospectus relating to the merger dated July 29, 2024, filed by ConocoPhillips with the SEC on July 29, 2024.

	Crude Oil
	Millions of Barrels
	ConocoPhillips Historical
Years Ended December 31	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Developed and Undeveloped
End of 2022	2,975	93	3,068	645	3,713
Revisions	87	1	88	(30)	58
Improved recovery	-	-	-	-	-
Purchases	2	-	2	1	3
Extensions and discoveries	310	-	310	97	407
Production	(331)	(5)	(336)	(69)	(405)
Sales	(11)	-	(11)	-	(11)
End of 2023	3,032	89	3,121	644	3,765

Developed
End of 2022	2,117	58	2,175	384	2,559
End of 2023	1,971	54	2,025	366	2,391

Undeveloped
End of 2022	858	35	893	261	1,154
End of 2023	1,061	35	1,096	278	1,374

ConocoPhillips anticipates 340 million barrels of proved developed reserves and 278 million barrels of proved undeveloped reserves acquired as part of the merger to be reflected in the Lower 48 geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 2,095 million barrels of oil for the Lower 48 geographic area as of December 31, 2023. ConocoPhillips anticipates 26 million barrels of proved developed reserves acquired as part of the merger to be reflected in the Africa geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 229 million barrels of oil for the Africa geographic area as of December 31, 2023.

	Natural Gas Liquids
	Millions of Barrels
	ConocoPhillips Historical
Years Ended December 31	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Developed and Undeveloped
End of 2022	845	50	895	310	1,205
Revisions	120	1	121	(11)	110
Improved recovery	-	-	-	-	-
Purchases	1	-	1	3	4
Extensions and discoveries	26	-	26	53	79
Production	(98)	(3)	(101)	(34)	(135)
Sales	(2)	-	(2)	-	(2)
End of 2023	892	48	940	321	1,261

Developed
End of 2022	500	31	531	201	732
End of 2023	511	28	539	209	748

Undeveloped
End of 2022	345	19	364	109	473
End of 2023	381	20	401	112	513

ConocoPhillips anticipates 193 million barrels of proved developed reserves and 112 million barrels of proved undeveloped reserves acquired as part of the merger to be reflected in the Lower 48 geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 1,102 million barrels of natural gas liquids for the Lower 48 geographic area as of December 31, 2023. ConocoPhillips anticipates 16 million barrels of proved developed reserves acquired as part of the merger to be reflected in the Africa geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 16 million barrels of natural gas liquids for the Africa geographic area as of December 31, 2023.

	Natural Gas
	Billions of Cubic Feet
	ConocoPhillips Historical
Years Ended December 31	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Developed and Undeveloped
End of 2022	8,767	5,753	14,520	2,295	16,815
Revisions	327	(90)	237	(266)	(29)
Improved recovery	-	-	-	-	-
Purchases	4	-	4	38	42
Extensions and discoveries	270	58	328	330	658
Production	(828)	(446)	(1,274)	(268)	(1,542)
Sales	(97)	-	(97)	(1)	(98)
End of 2023	8,443	5,275	13,718	2,128	15,846

Developed
End of 2022	6,370	3,974	10,344	1,659	12,003
End of 2023	5,841	3,558	9,399	1,484	10,883

Undeveloped
End of 2022	2,397	1,779	4,176	636	4,812
End of 2023	2,602	1,717	4,319	644	4,963

ConocoPhillips anticipates 1150 bcfs of proved developed reserves and 644 bcfs of proved undeveloped reserves acquired as part of the merger to be reflected in the Lower 48 geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 6,515 bcfs of gas for the Lower 48 geographic area as of December 31, 2023. ConocoPhillips anticipates 334 bcfs of proved developed reserves acquired as part of the merger to be reflected in the Africa geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 506 bcfs of gas for the Africa geographic area as of December 31, 2023.

	Bitumen
	Millions of Barrels
	ConocoPhillips Historical
Years Ended December 31	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Developed and Undeveloped
End of 2022	216	-	216	-	216
Revisions	15	-	15	-	15
Improved recovery	-	-	-	-	-
Purchases	209	-	209	-	209
Extensions and discoveries	-	-	-	-	-
Production	(30)	-	(30)	-	(30)
Sales	-	-	-	-	-
End of 2023	410	-	410	-	410

Developed
End of 2022	127	-	127	-	127
End of 2023	293	-	293	-	293

Undeveloped
End of 2022	89	-	89	-	89
End of 2023	117	-	117	-	117

	Total Proved Reserves
	Millions of Barrels of Oil Equivalent
	ConocoPhillips Historical
Years Ended December 31	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Developed and Undeveloped
End of 2022	5,497	1,102	6,599	1,338	7,937
Revisions	276	(14)	262	(86)	176
Improved recovery	-	-	-	-	-
Purchases	213	-	213	11	224
Extensions and discoveries	381	10	391	205	596
Production	(596)	(82)	(678)	(148)	(826)
Sales	(29)	-	(29)	-	(29)
End of 2023	5,742	1,016	6,758	1,320	8,078

Developed
End of 2022	3,806	751	4,557	862	5,419
End of 2023	3,749	675	4,424	823	5,247

Undeveloped
End of 2022	1,691	351	2,042	476	2,518
End of 2023	1,993	341	2,334	497	2,831

ConocoPhillips anticipates 726 million barrels of proved developed reserves and 497 million barrels of proved undeveloped reserves acquired as part of the merger to be reflected in the Lower 48 geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 4,285 million barrels of reserves for the Lower 48 geographic area as of December 31, 2023. ConocoPhillips anticipates 97 million barrels of proved developed reserves acquired as part of the merger to be reflected in the Africa geographic area in our supplemental oil and gas disclosures, with a pro forma combined total of 329 million barrels of reserves for the Africa geographic area as of December 31, 2023.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserve Quantities

The following tables present the estimated pro forma discounted future net cash flows at December 31, 2023. The pro forma standardized measure information set forth below gives effect to the merger as if the merger had been completed on January 1, 2023. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in ConocoPhillips’ and Marathon Oil’s respective Annual Reports on Form 10-K for the year ended December 31, 2023; an explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the merger been completed on January 1, 2023, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 26 of the proxy statement/prospectus relating to the merger dated July 29, 2024, filed by ConocoPhillips with the SEC on July 29, 2024.

Discounted Future Net Cash Flows

	Millions of Dollars
	ConocoPhillips Historical
2023	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Future cash inflows	$301,144	$51,887	$353,031	$61,296	$414,327
Less:
Future production costs	110,695	28,579	139,274	24,341	163,615
Future development costs	42,794	2,299	45,093	8,463	53,556
Future income tax provisions	51,572	5,647	57,219	3,476	60,695
Future net cash flows	96,083	15,362	111,445	25,016	136,461
10 percent annual discount	35,833	5,543	41,376	11,930	53,306
Discounted future net cash flows	$60,250	$9,819	$70,069	$13,086	$83,155

Sources of Change in Discounted Future Net Cash Flows

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2023 are as follows:

	Millions of Dollars
	ConocoPhillips Historical
2023	Consolidated Operations	Equity Affiliates	Total Company	Marathon Oil Historical	Pro Forma Combined ConocoPhillips
Discounted future net cash flows at the beginning of the year	$85,720	$13,272	$98,992	$22,223	$121,215
Changes during the year			-
Revenues less production costs for the year	(23,706)	(2,550)	(26,256)	(4,512)	(30,768)
Net changes in prices and production costs	(48,717)	(4,519)	(53,236)	(9,605)	(62,841)
Extensions, discoveries and improved recovery, less estimated future costs	1,864	118	1,982	1,607	3,589
Development costs for the year	9,129	326	9,455	1,868	11,323
Changes in estimated future development costs	(6,754)	(150)	(6,904)	(762)	(7,666)
Purchases of reserves in place, less estimated future costs	3,029	-	3,029	149	3,178
Sales of reserves in place, less estimated future costs	(472)	-	(472)		(472)
Revisions of previous quantity estimates	9,503	492	9,995	(2,262)	7,733
Accretion of discount	12,414	1,635	14,049	2,579	16,628
Net changes in income taxes	18,240	1,195	19,435	1,801	21,236
Total changes	(25,470)	(3,453)	(28,923)	(9,137)	(38,060)
Discounted future net cash flows at year end	$60,250	$9,819	$70,069	$13,086	$83,155

For purposes of pro forma presentation to conform with ConocoPhillips presentation, Marathon Oil’s historical Changes in timing and other of $993 million has been reclassed to Revisions of previous quantity estimates.